News Release

FOR IMMEDIATE RELEASE	March 1, 2010

Rowan Reports Fourth Quarter 2009 Operating Results

HOUSTON, TEXAS – For the three months ended December 31, 2009, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $60.8 million or $0.53 per share, compared to $94.3 million or $0.83 per share in the fourth quarter of 2008.  Revenues were $399.8 million in the fourth quarter of 2009, compared to $613.0 million in the fourth quarter of 2008.

Results for the fourth quarter of 2009 included $1.4 million or $0.01 per share of gains on asset disposals, compared to $39.4 million or $0.23 per share in the fourth quarter of 2008.  As previously reported, the fourth quarter 2008 results included $111.2 million, or $0.68 per share of material charges and other expenses.  The current year included no material charges.

For the year ended December 31, 2009, the Company generated net income of $367.5 million or $3.24 per share on revenues of $1.8 billion, compared to net income of $427.6 million or $3.77 per share on revenues of $2.2 billion in 2008.  The 2009 results included $5.7 million or $0.03 per share of gains in asset disposals in 2009, compared to $67.8 million or $0.39 per share in 2008.

The 2009 results also included $25.4 million or $0.22 per share of tax benefits related to a recent third-party tax court ruling, which provided that certain foreign-source income is not taxable in the United States.  Excluding these tax benefits and the material charges and disposal gains described above, earnings were $338.3 million or $2.98 per share in 2009 and $460.7 million or $4.06 per share in 2008.

Rowan’s drilling operations generated revenues of $255.3 million in the fourth quarter of 2009, down by 34% from the prior-year quarter due primarily to lower rig utilization.  The Company’s gross drilling margin was 52% of revenues in the fourth quarter of 2009, down from 62% in the prior-year quarter.  Income from drilling operations was $76.0 million in the fourth quarter of 2009, down by 66% from the prior-year quarter (excluding material charges).

Rowan’s manufacturing operations generated external revenues of $144.5 million in the fourth quarter of 2009, down by 36% from the prior-year quarter.  The Company’s gross manufacturing margin was 17% of revenues in the fourth quarter of 2009, down from 25% in the prior-year quarter.  Income from manufacturing operations was $9.1 million in the fourth quarter of 2009, down by 78% from the prior-year quarter (excluding material charges).

Matt Ralls, President and Chief Executive Officer, commented, “During the last few months, we have seen increased activity and tendering in virtually every jack-up market segment worldwide, with the Middle East, North Sea and Gulf of Mexico regions being the most significant for our fleet.  We continue to see good demand for higher-specification jack-ups, and have added backlog at attractive day rates for our Super Gorillas.  We are especially pleased to have played a role in McMoRan’s ultra-deep gas discovery, ‘Davy Jones,’ in the U. S. Gulf of Mexico, and we now have three high-spec jack-ups and the Rowan-Louisiana committed to or under contract with McMoRan.  We are optimistic that this significant discovery will lead to future increases in ultra-deep gas drilling activity in the Gulf of Mexico requiring jack-up rigs with the advanced operating capabilities that characterize the Rowan fleet.

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

“Additionally, we have seen a very strong recovery in the U. S. land rig market and have reactivated or obtained commitments for several land rigs in the fourth quarter of 2009 and so far in 2010.  This pickup in activity for Rowan’s high quality land rig fleet is all the more impressive considering that there remain nearly one thousand idle land rigs in North America.  It demonstrates the increasing willingness by operators to pay higher rates for more efficient equipment, enabling them to reduce overall drilling costs.  We believe there is a similar high-grading trend occurring in the global jack-up market that will allow us to obtain attractive day rates for our premium and high-spec jack-ups despite the large number of idle rigs at the low end of the jack-up market.”

Rowan will conduct its earnings conference call on Monday, March 1, 2010, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	DECEMBER 31
	2009	2008

ASSETS

Cash and cash equivalents	$639.7	$222.4
Accounts receivable	343.6	485.0
Inventories	451.7	551.4
Other current assets	114.8	110.4
Total current assets	1,549.8	1,369.2
Property, plant and equipment - net	3,579.5	3,147.5
Other assets	81.4	32.2
TOTAL	$5,210.7	$4,548.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$64.9	$64.9
Accounts payable	124.6	235.0
Other current liabilities	378.8	444.7
Total current liabilities	568.3	744.6
Long-term debt	787.5	355.6
Other liabilities	744.5	788.9
Stockholders' equity	3,110.4	2,659.8
TOTAL	$5,210.7	$4,548.9

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2009	2008	2009	2008

REVENUES	$399.8	$613.0	$1,770.2	$2,212.7

COSTS AND EXPENSES:
Operations	242.1	316.7	1,000.7	1,254.6
Depreciation and amortization	44.6	38.6	171.4	141.4
Selling, general and administrative	29.4	29.4	102.8	115.2
Gain on disposals of property and equipment	(1.4)	(39.4)	(5.7)	(67.8)
Material charges and other operating expenses	-	111.2	-	111.2
Total	314.7	456.5	1,269.2	1,554.6
INCOME FROM OPERATIONS	85.1	156.5	501.0	658.1
Net interest and other income	(3.1)	(8.1)	0.1	(4.0)
INCOME BEFORE INCOME TAXES	82.0	148.4	501.1	654.1
Provision for income taxes	21.2	54.1	133.6	226.5
NET INCOME	$60.8	$94.3	$367.5	$427.6

NET INCOME PER DILUTED SHARE	$0.53	$0.83	$3.24	$3.77

AVERAGE DILUTED SHARES	114.0	113.1	113.6	113.3

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS
	ENDED DECEMBER 31
	2009	2008
CASH PROVIDED BY (USED IN):
Operations:
Net income	$367.5	$427.6
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	171.4	141.4
Deferred income taxes	15.8	51.1
Gain on disposals of assets	(5.7)	(67.8)
Other - net	12.9	27.1
Net changes in current assets and liabilities	7.1	131.9
Net changes in other noncurrent assets and liabilities	(24.9)	(16.9)
Net cash provided by operations	544.1	694.4

Investing activities:
Property, plant and equipment additions	(566.4)	(829.2)
Proceeds from disposals of property, plant and equipment	8.6	97.7
Decrease in Restricted cash balance	-	50.0
Net cash used in investing activities	(557.8)	(681.5)

Financing activities:
Proceeds from borrowings	491.7	80.0
Repayments of borrowings	(64.9)	(144.9)
Payment of cash dividends	-	(45.0)
Proceeds from equity compensation plans and other	4.2	34.9
Net cash provided by (used in) financing activities	431.0	(75.0)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	417.3	(62.1)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	222.4	284.5
CASH AND CASH EQUIVALENTS, END OF PERIOD	$639.7	$222.4

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	December 31, 2009				September 30, 2009				December 31, 2008
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$255.3		$255.3	100	$258.4		$258.4	100	$386.7	100
Operating costs (excluding items shown below)	(122.7)	$1.0	(121.7)	(48)	(122.2)	$0.9	(121.3)	(47)	(146.7)	(38)
Depreciation and amortization expense	(40.6)		(40.6)	(16)	(39.8)		(39.8)	(15)	(34.7)	(9)
Selling, general and administrative expenses (c)	(18.5)		(18.5)	(7)	(16.3)		(16.3)	(6)	(18.6)	(5)
Gain on sale of property and equipment	1.5		1.5	1	0.1		0.1	0	39.6	10
Material charges and other operating expenses	-		-	-	-		-	-	(24.6)	(6)
Income from operations	$75.0	$1.0	$76.0	30	$80.2	$0.9	$81.1	31	$201.7	52
EBITDA (d)	$114.1	$1.0	$115.1	45	$119.9	$0.9	$120.8	47	$221.4	57

OFFSHORE RIG DAYS:
Operating			1,277				1,197		1,911
Available			2,024				2,024		1,926
Utilization			63%				59%		99%

LAND RIG DAYS:
Operating			1,747				1,652		2,485
Available			2,944				2,944		2,758
Utilization			59%				56%		90%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$123.3				$137.9		$144.6
Middle East rigs			164.2				161.4		156.9
North Sea rigs			195.9				209.2		272.1
All offshore rigs			167.7				182.5		170.1
Land rigs			21.8				22.5		23.7

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	December 31, 2009					September 30, 2009					December 31, 2008
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS
Revenues	$230.7	100	$(86.2)	$144.5	100	$219.1	100	$(84.1)	$135.0	100	$226.3	100
Operating costs (excluding items shown below)	(168.9)	(73)	48.5	(120.4)	(83)	(172.6)	(79)	55.7	(116.9)	(87)	(170.0)	(75)
Depreciation and amortization expense	(4.0)	(2)		(4.0)	(3)	(3.9)	(2)		(3.9)	(3)	(3.9)	(2)
Selling, general and administrative expenses (c)	(10.9)	(5)		(10.9)	(8)	(7.8)	(4)		(7.8)	(6)	(10.8)	(5)
Loss on sale of property and equipment	(0.1)	(0)		(0.1)	(0)	(0.4)	(0)		(0.4)	(0)	(0.2)	(0)
Material charges and other operating expenses	-	-		-	-	-	-		-	-	(86.6)	(38)
Income from operations	$46.8	20	$(37.7)	$9.1	6	$34.4	16	$(28.4)	$6.0	4	$(45.2)	(20)
EBITDA (d)	$50.9	22	$(37.7)	$13.2	9	$38.7	18	$(28.4)	$10.3	8	$45.5	20

REVENUES
Drilling Products and Systems	$184.2	80	$(86.2)	$98.0	68	$177.5	81	$(84.1)	$93.4	69	$133.1	59
Mining, Forestry and Steel Products	46.5	20	-	46.5	32	41.6	19	-	41.6	31	93.2	41
Total	$230.7	100	$(86.2)	$144.5	100	$219.1	100	$(84.1)	$135.0	100	$226.3	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$593.1		$(261.6)	$331.5		$745.4		$(340.9)	$404.5		$490.7
Mining, Forestry and Steel Products	81.9		-	81.9		35.3		-	35.3		71.3
Total	$675.0		$(261.6)	$413.4		$780.7		$(340.9)	$439.8		$562.0

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.